UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DIVIDEND CAPITAL TRUST INC.

(Name of Registrant as Specified in Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

DIVIDEND CAPITAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Stuart B. Brown

As previously disclosed in our Current Report on Form 8-K filed on July 27, 2006, we have entered into a contribution agreement (the “Contribution Agreement”), dated as of July 21, 2006, with Dividend Capital Operating Partnership LP (our “Operating Partnership”) and Dividend Capital Advisors Group LLC (the “Advisor’s Parent”), the parent company of Dividend Capital Advisors LLC (the “Advisor”), our external advisor. The Contribution Agreement provides that, subject to approval by our stockholders and subject to the satisfaction of certain other conditions, the entire outstanding membership interest, and all economic interests, in the Advisor will be contributed by the Advisor’s Parent to our Operating Partnership in exchange for aggregate consideration of 15,111,111 units of limited partnership interest (“OP Units”) in our Operating Partnership, which includes the modification of a special series of units of limited partnership interest in our Operating Partnership held by the Advisor’s Parent into OP Units. We refer to this transaction as the “Internalization.” In connection with the proposed Internalization, we are also proposing the adoption of our 2006 Long-Term Incentive Plan, which plan will be submitted to our stockholders for approval.

In connection with the Internalization, on September 18, 2006, we entered into an employment agreement (the “Employment Agreement”) with the Advisor’s Parent and Stuart B. Brown. The Advisor’s Parent is a party to the Employment Agreement solely in respect of the consulting arrangement described below. Except with respect to the consulting arrangement described below, the Employment Agreement will become effective only if the proposed Internalization is consummated. Furthermore, the term of Mr. Brown’s employment with us will not commence and Mr. Brown will not become an employee if the consulting arrangement described below is terminated at or before the time of the closing of the Internalization.

The Employment Agreement provides for Mr. Brown to serve, upon the closing of the proposed Internalization, as our Chief Financial Officer. The Employment Agreement has a three-year term, which, commencing September 18, 2009, will automatically renew for successive one-year periods unless Mr. Brown or we give notice of non-renewal or his employment otherwise terminates.

The Employment Agreement provides for an annual salary of $250,000 and a target annual bonus of $200,000 based on a Bonus Formula (as defined in our 2006 Long-Term Incentive Plan). For 2006, Mr. Brown will be entitled to a prorated portion of a minimum annual guaranteed bonus of $200,000 and, for 2007, Mr. Brown will be entitled to a minimum guaranteed bonus of $160,000. Mr. Brown will also be entitled to receive an annual long-term incentive compensation award with an aggregate annual target value of $250,000, which will vest in equal annual installments over four to five years, subject to the achievement of pre-established, performance-related goals. The 2007 long-term incentive compensation award will be made in February 2007 and will have a value of $250,000. In addition, as contemplated by the Employment Agreement, as a signing bonus, Mr. Brown will receive upon the closing date of the Internalization (the “Start Date”) a $35,000 cash bonus and, under our 2006 Long-Term Incentive Plan, subject to the approval of the plan by our stockholders, 51,111 restricted shares of our common stock (or equivalent full value awards and including either dividend rights or dividend equivalent rights) vesting over five years (0%, 0%, 25%, 25% and 50%) commencing on the first anniversary of the Start Date.

Pursuant to the Employment Agreement, Mr. Brown will be reimbursed for reasonable moving and relocation expenses related to his relocation to the Denver, Colorado area, with a gross-up for taxes (if applicable); we will also provide him with a reasonable allowance for temporary housing extending up to six months from the Start Date; and he will be entitled to reimbursement for travel, including commuting costs prior to the relocation of his family to Denver, until the date that is six months after the Start Date at the latest.

If Mr. Brown’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to (i) the greater of (A) his annual aggregate cash compensation for the year of termination and (B) his actual annual cash compensation for the year prior to the year of termination, (ii) one year of continuing coverage under the group health plan and (iii) payments in respect of certain relocation-related obligations. In addition, in that event, Mr. Brown will be entitled to a pro-rated target bonus for the year of termination and the vesting of all outstanding equity awards. Mr. Brown’s equity compensation awards will also vest in the event of a change in control. In addition, if we do not become listed on a national securities exchange or market within 24 months after the Start Date and if Mr. Brown then terminates his employment without good reason no later than 27 months after the Start Date, Mr. Brown will also receive, in addition to any other amounts, a cash payment of $250,000. If the payments made by us under the Employment Agreement, including compensation triggered by a change in control, constitute a “parachute payment” under the Internal

Revenue Code of 1986, as amended, such that an excise tax is imposed, Mr. Brown is generally entitled to receive a “gross-up payment” equal to the amount of such excise tax owed (including any penalties and interest for underpayments) plus the amount necessary to put him in the same after-tax position as if no excise tax had been imposed. Upon his death or termination by us on account of his disability, a pro-rated target bonus for the year of termination will be payable, and any exclusively time-based (as opposed to performance-based) vesting conditions on his equity compensation awards will be eliminated.

Under the Employment Agreement, Mr. Brown is subject to a number of restrictive covenants, including a non-competition provision for up to one-year that becomes applicable following certain terminations, and non-solicitation, non-interference and confidentiality provisions. Upon the scheduled expiration of the employment term, the non-competition provision will expire upon the date of the termination of employment.

In addition, the Employment Agreement provides that, prior to the Start Date, Mr. Brown will be retained by the Advisor’s Parent as a consultant pursuant to a consulting arrangement, which will terminate on the first day of the term of Mr. Brown’s employment with us. In addition, either Mr. Brown or the Advisor’s Parent may terminate the consulting arrangement before the commencement of the term of Mr. Brown’s employment with us at any time upon 10 days’ notice.

A description of certain relationships between the Advisor’s Parent and our company and our affiliates can be found in the section entitled “Certain Relationships and Related Transactions” in our definitive Proxy Statement filed with the Securities and Exchange Commission on September 1, 2006 and is incorporated by reference into this item.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.

September 22, 2006

	By:	/s/ Evan H. Zucker
		Name:	Evan H. Zucker
		Title:	Chief Executive Officer

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